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                                                                    EXHIBIT 10.5

                                      2001
                       AMPHENOL MANAGEMENT INCENTIVE PLAN

I.   PURPOSE
     The purpose of the Plan is to reward eligible key employees of Amphenol Corporation and affiliated operations with cash bonus payments based on contributions to overall results and specific accomplishments.

II.  ELIGIBILITY
     Select management personnel, as designated by the Chairman, President and CEO. Generally, participation includes senior management positions, corporate staff managers, general managers and their designated direct reports.

III. PLAN COMPONENTS
     There are several key performance factors that are considered by executive management and the Compensation Committee. These include, but are not limited to, the following:

     -    Year-over-year improvement
     -    Accomplishments against budget
     -    Customer satisfaction
     -    Quality management
     -    New market/new product positioning
     -    Cost reductions/productivity improvements
     -    Balance sheet management
     -    Overall Amphenol performance

     Financial performance is measured by revenues, operating income, cash flow of operating units and EPS growth for total Amphenol.

IV.  ADMINISTRATION
     - Generally, payments are made during the first calendar quarter following the plan year. All payments are subject to the recommendation of the Chairman, President and CEO and to the approval of the Compensation Committee.

     - Payments are based upon average base salary during the plan year (new hires will be prorated accordingly if hired after February 1st of plan year).

     - The maximum allowable payout under the plan is 2x the target bonus as applied to average base salary.

     - To be eligible for the bonus payment, a participant must be an active employee on the payroll at the time when the bonus payment is issued. Exceptions must be recommended by the Chairman, President and the CEO and be approved by the Compensation Committee.